UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      May 26, 2017

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard, NW Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 26, 2017, AdCare Health Systems, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with JMP Securities LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share and liquidation preference of $25.00 per share (the “Series A Preferred Stock”), having an aggregate offering price of up to $4,618,472 (the “Shares”), through an “at the market” offering program through the Agent.
Sales of the Shares pursuant to the Sales Agreement, if any, may be made in negotiated transactions or any method permitted by Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number of Shares, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and in accordance with the terms set forth in the Sales Agreement. The Company will instruct the Agent as to the number of Shares to be sold by it. Additionally, the Company may instruct the Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company in its instructions to the Agent. Under the Sales Agreement, the Agent will be entitled to compensation equal to 2.0% of the gross sales price of all Shares sold through it as Agent.
The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution under which the Company and the Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
The Agent and its affiliates have provided in the past, or may provide from time to time in the future, certain financial, advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received, or may in the future receive, customary fees and expenses
The Shares sold pursuant to the Sales Agreement, if any, will be issued pursuant to a prospectus dated January 22, 2015, as supplemented by a prospectus supplement dated May 26, 2017, in each case filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-201462), which was declared effective by the Commission on January 22, 2015.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01    Other Events.
On May 26, 2017, Rogers & Hardin LLP delivered to the Company an opinion with respect to the validity of the Shares and a tax opinion relating thereto, copies of which are filed as Exhibits 5.1 and 8.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	At Market Issuance Sales Agreement, dated May 26, 2017, between AdCare Health Systems, Inc. and JMP Securities LLC.

5.1	Opinion of Rogers & Hardin LLP regarding the validity of the Shares.

8.1	Opinion of Rogers & Hardin LLP regarding tax matters.

23.1	Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 and 8.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2017	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

1.1	At Market Issuance Sales Agreement, dated May 26, 2017, between AdCare Health Systems, Inc. and JMP Securities LLC.

5.1	Opinion of Rogers & Hardin LLP regarding the validity of the Shares.

8.1	Opinion of Rogers & Hardin LLP regarding tax matters.

23.1	Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 and 8.1 hereto).

4